Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form F-4 of our report dated March 18, 2022, except for Note 1 (Restatement of Previously Issued Financial Statements) and Note 14 to which the date is November 10, 2022 appearing in the Amendment No. 1 to the Company’s Annual Report on Form 20-F/A for the year ended December 31, 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 30, 2022